NEGOTIABLE PROMISSORY NOTE
                                     Made At
                              Salt Lake City, Utah

Principal Amount: $350,000                                        March 30, 2001

         Nebo Products, Inc. promises to pay to the order of S&L Family Trust at the office of David N. Sonnenreich P.C., 802 Boston Building, #9 Exchange Place, Salt Lake City, Utah, or such other place s the holder of this note may designate in writing, the principal sum of $350,000, in accordance with the following schedule: A principal payment of $10,000 shall be due on each of the following dates: April 30, 2001; May 31, 2001; June 29, 2001; July 31, 2001; and August 31, 2001; and the remaining principal balance shall be due on September 28, 2001.
         This note bears simple interest on the unpaid balance thereof at the rate of 424% per annum from date until paid, with interest to be due on the 5th day of each calendar month until the unpaid balance and all accrued interest has been paid in full. There shall be a 10 day grace period for any such payment of interest.
         This note may at any time, or from time to time, be prepared in whole or part, without penalty. However, no repayments shall be credited as a future payment or excuse the make from paying the installments thereafter coming due. All payments, including prepayments, shall be applied first to accrued interest to the date of payment and then to principal.
         In case of default, a late fee equal to 1% of the currently outstanding principal balance shall be due for each month or portion of a month that this note is in default.
         In case of default in the payment of any installment when due, all principal and interest (including the foregoing late fee) shall become immediately due and collectible at the option of the holder of this note. Failure to exercise this option in the event of a default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.
         If this note is place din the hands of an attorney for collection, the maker promises to pay the holder's reasonable collection costs, including reasonable attorney's fees, even though no legal proceeding is filed on this note. However, if a legal proceeding is filed for the purpose of interpreting or enforcing this note, the holder shall be entitled to recover a reasonable attorney's fee in such proceeding, or any appeal thereof, to be set by the court without the necessity of hearing testimony or receiving evidence, in addition to the costs and disbursements allowed by law.
         The maker hereby waives presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and consents that the time of payment of any amount due under this note may be extended by the holder without otherwise modifying, altering, releasing, affecting, or limiting the liability of the maker.

Nebo Products, Inc.
12382 Gateway Parkplace, #300
Draper, Utah   84020


By:      /s/ Scott Holmes
     ----------------------------
         Scott Holmes, President

                                    AGREEMENT

         This Agreement is entered into effective as of Friday, March 30, 2001, between Nebo Products, Inc., formerly Open Sea Trading Company ("Nebo Products") and the S&L Family Trust.

                                    RECITALS

         WHEREAS, Nebo Products (when it was Open Sea Trading Company) borrowed $400,000 from S&L Family Trust pursuant to a promissory note dated June 23, 2000 and bearing interest at 2% per month (the "Original Note"), a copy of which is attached hereto as Exhibit "A"; and

         WHEREAS, certain extensions were given with respect to the Note, certain principal payments were made on the Original Note, and interest was paid periodically by Nebo Products on the Original Note; and

         WHEREAS, the parties agree that $360,000 is currently due and owing by Nebo Products on S&L Family Trust; and

         WHEREAS, the parties have agreed to renegotiate the Original Note, and all subsequent extensions thereto, pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the sufficiency of which are hereby acknowledged by both parties, the parties agree as follows:

         1. The parties agree that the foregoing recitals are accurate and constitute a part of this Agreement. This Agreement is intended to date back to the Original Note, and to restate and incorporate all debt owed by Nebo Products to S&L Family Trust, including any offsets that are claimed or could be claimed by Nebo Products against S&L Family Trust. This Agreement, and the promissory note created hereunder, represent the total obligations between the parties.

         2. Nebo Products will pay $10,000 to S&L Family Trust on March 30, 2001, which shall be credited as a principal reduction against Nebo Products' $360,000 obligation.

         3. Nebo Products will issue a new promissory note (the "New Note") dated Friday, March 30, 2001, in favor of S&L Family Trust, in the form attached hereto as Exhibit "B," and with the following materials terms:

               A. The principal amount for the New Note shall be $350,000 (following the $10,000 principal payment in paragraph 2, above);

               B. The New Note will bear interest at 2% per month (24% per annum simple interest), and interest payments will be due on or before the 5th day of each month with a 10 day grace period;

               C. The New Note shall specify principal reduction payments of $10,000 on each of the following dates: April 30th, May 31st, June 29th, July 31st, and August 31st;

               D. The New Note shall specify that the remaining principal of $300,000 will be paid in a balloon payment on September 28, 2001;

               E. The New Note shall specify that it can be prepaid without penalty, but sch prepayment shall not relieve Nebo Products of the obligation to make all other payments as scheduled; and

               F. In the event that Nebo Products is late with any required interest or principal payment listed in paragraphs B, C and D, the New Note will be in default, and Nebo Products will pay an additional late fee equal to 1% of the currently outstanding principal for each month or portion of a month that the payment is late, in addition to any attorney's fees and costs of collection incurred by the Trust.

         4. Nebo Products agrees that if Nebo Products receives new capital from new or existing investors on or after March 30, 2001, including (but not limited to) capital from an initial public offering of stock currently planned for June, 2001, then it will prepay the New Note at an accelerated rate as set forth in this paragraph. Capital, for purposes of this Agreement, means money or assets invested into Nebo Products in exchange for stock, stock options, or other equity, and expressly excludes money raised through loans or other debt financing and stock given for the conversion or the re-negotiation of existing debt obligations. Prior to making such of the last three principal reduction payments called for in paragraph 3(C) above (due on June 29th, July 31st, and August 31st respectively), Nebo Products shall:

               A. Calculate the total amount of new investor capital received from March 30, 2001 through the day prior to the payment date (the "Total New Capital");

               B. Calculate a Minimum Principal Reduction as follows:

                    (i) If the  Total  New  Capital  is less  than or  equal  to
               $500,000, the Minimum Principal Reduction shall be 10% of the Total New Capital;

                    (ii) If the Total New Capital is in excess of $500,000,  the
               Minimum Principal Reduction shall be $50,000 for the first $500,000 of Total New Capital (10%), plus 30% of all Total New Capital in excess of $500,000;

               C. Calculate the actual amount previously paid as a reduction of the original $360,000 obligation (the $10,000 paid pursuant to paragraph 2, plus all prior principal reductions made pursuant to paragraph 3 and this paragraph 4) (the "Actual Prior Principal Reduction"); and

               D. Pay the greater of $10,000 as set forth in paragraph 3(C) and on the face of the New Note, or prepay an amount sufficient, when added to the Actual Prior Principal Reductions, to equal at least the Minimum Principal Reduction.

         5. Nebo Products shall automatically provide a statement to S&L Family Trust, showing the calculations required by the preceding paragraph 4, contemporaneously with making each of the last three principal reduction payments called for in paragraph 3(C) above (due on June 29th, July 31st, and August 31st respectively), and within 15 days of a written request fro S&L Family Trust shall provide any documentation that may be reasonably requested for the purposes of verifying or auditing Nebo Products' calculations.

         6. The making of an accelerated principal reduction payment pursuant to paragraph 4 does not relieve Nebo Products of the obligation to pay off the entire New Note by September 28, 2001, and it does not relieve Nebo Products of the obligation to make future $0,000 principal reduction payments as called for in paragraph 3(C) above, even if such payments result in a total principal reduction that exceeds the Minimum Principal Reduction calculated in accordance with paragraph 4(B).

         7. In addition to all other payments required under this agreement, Nebo Products will pay S&L Family Trust a $3,600 loan refinancing fee (which is expressly in lieu of paying attorney's fees or penalties on the Original Note). This fee shall be paid on the date on which the New Note is fully paid off if the New Note is prepaid, and in no event later than September 28, 2001.

         8. In the event of a breach of this Agreement or the New Note by either party, the prevailing party shall be entitled to reasonable attorneys' fees, costs of court, and other reasonably incurred collection costs, regardless of whether the matter is litigated.

         9. Each party has retained the services of an attorney to negotiate and document this Agreement on its behalf. This document is the result of extensive negotiations between the attorneys, and this Agreement shall be deemed to have been drafted equally by both parties for purposes of interpreting ambiguities.

         10. This Agreement is entered into in Salt Lake City, Utah, and shall be governed by the laws of the State of Utah. Any action to enforce the terms of this Agreement shall be brought in either the Third District Court of Utah in Salt Lake County or (if federal jurisdiction exists and the party bringing the action elects) in the United States District Court for Utah, Central Division. The parties agree to venue in those courts, and further agree that if any action concerning the subject matter of this Agreement is brought in any other court, the defendant may move to cause the case to be removed to (or re-filed in) one of the foregoing courts, and the plaintiff shall not object to such a motion (except for an objection to transferring a case from federal to state court, or an objection to transferring a case from state to federal court).

         11. Any notice required hereunder shall be deemed delivered three days after it is mailed, return receipt requested, to the address indicated in the signature lines below, or to such other address as the recipient may hereafter requested in writing that notice be sent to.

         12. Each person signing this agreement hereby warrants that he or she is duly authorized to sign the agreement on behalf of the party for which he or she signs, and that to the best of his or her knowledge after reasonable inquiry, the party intends for him or her to execute this agreement and has complied with all internal procedures (such as passing resolutions) required by law or by the organic documents (bylaws, trust agreements, etc.) To execute this agreement.

         13. This Agreement, and the New Note created hereunder, constitute the complete, integrated agreement between the parties and replaces all prior or contemporaneous agreements and understandings, whether in writing oral. This Agreement can only be modified, and term herein only waived, by a writing signed by a duly authorized representative of each party. No term herein shall be deemed waived because a party has not promptly executed its rights hereunder, and no waiver shall be deemed to create any implied or additional waiver beyond its express terms.

         WHEREFORE, the parties below have executed this Agreement, effective as of March 30, 2001.

For Nebo Products
12382 Gateway Parkplace, #300
Draper, Utah   84020



By:       /s/ Scott Holmes
   --------------------------------
         Scott Holmes, President


For S&L Family Trust
P. O. Box 572562
Salt Lake City, Utah   84157



By:       /s/ Jae Forschen TTEE
   ---------------------------------
         Jae Forschen, Trustee